Exhibit 99.1

  NEWS RELEASE

As previously announced, U.S. Cellular will hold a teleconference on Feb. 25, 2010, at 9:30 a.m. CST. Interested parties may listen to the call live via the Internet by accessing the Conference Calls page of www.teldta.com or www.uscellular.com.

Contact:     Jane W. McCahon, Vice President, Corporate Relations

                    (312) 592-5379, jane.mccahon@teldta.com

                    Julie D. Mathews, Manager, Investor Relations

                    (312) 592-5341, julie.mathews@teldta.com

FOR RELEASE:  IMMEDIATE

U.S. cellular Reports FOURTH QUARTER results

Provides financial guidance for 2010

Note: Comparisons are year over year unless otherwise noted.

4Q 2009 Highlights

▪         354,000 retail gross additions; 39,000 retail net additions of which 26,000 were postpay and 13,000 were prepaid.

▪         1 percent increase in service revenues to $986 million, despite $17 million decrease in inbound roaming revenues.

▪         34 percent increase in data revenues to $190 million, representing 19 percent of service revenues.

▪         Retail service ARPU (average revenue per unit) increased from $46.43 to $47.12.

▪         Retail postpay churn of 1.6 percent; postpay customers comprised 95 percent of retail customers.

▪         6 percent increase in cell sites in service to 7,279.

▪         Repurchased 240,200 common shares for $9 million.

▪         Redeemed 8.75 percent senior notes; principal amount of $130 million.

▪         $14 million impairment on licenses; $387 million in the fourth quarter of 2008.

CHICAGO – Feb. 25, 2010 – United States Cellular Corporation [NYSE:USM] reported service revenues of $986.3 million for the fourth quarter of 2009, up 1 percent from $977.0 million in the comparable period one year ago.  Net income attributable to U.S. Cellular was $12.4 million, or $0.14 per diluted share, impacted by a $14 million (pre-tax), or $0.10 diluted loss per share, charge for impairment on licenses.  In the fourth quarter of 2008, net loss attributable to U.S. Cellular was $200.1 million, or $2.29 per diluted share, impacted by a $386.7 million (pre-tax), or $2.71 diluted loss per share, charge for impairment of licenses.

For the twelve months ended Dec. 31. 2009, U.S. Cellular reported service revenues of $3,927.9 million, compared to $3,940.3 million in 2008.  Net income attributable to U.S. Cellular for 2009 was $216.0 million, or $2.48 per diluted share, impacted by a $14 million (pre-tax) or $0.10 diluted loss per share, charge for impairment on licenses.  In 2008, net income attributable to U.S. Cellular was $33.0 million, or $0.38 per diluted share, impacted by a $386.7 million (pre-tax), or $2.69 diluted loss per share, charge for impairment of licenses.

“Though we continued to be challenged by general economic and competitive pressure, both gross and net customer additions improved from the third quarter,” said John E. Rooney, U.S. Cellular president and CEO.  “Service revenues increased 1 percent year over year, as the growing demand for data services continues to drive strong increases in data revenues that offset decreases in inbound roaming revenues.

 “The aggressive rollout of our 3G network in 2009—now available to 75 percent of customers—helped to ensure even faster and more reliable communications for the increasing number of consumers who choose from our improved portfolio of smart phones and other premium devices. As part of our commitment to providing excellent experiences for all of our customers, we introduced the industry's first Battery Swap program in 2009, as well as an Overage Protection program and we will continue to look for ways to surpass our customers’ expectations.

“We are moving aggressively to develop and integrate new billing and operational support systems, increase our understanding of key customer segments, and promote online sales and self-service. These initiatives and others will be implemented over the next several years, and we expect them to stimulate and support growth over the long term, while ultimately reducing operating costs.”

Loss on impairment of intangible assets

In the fourth quarter, U.S. Cellular recorded an impairment loss of $14 million (pre-tax) on licenses as a result of its annual impairment assessment of licenses and goodwill. In the fourth quarter of 2008, U.S. Cellular recorded an impairment loss of $386.7 million (pre-tax), attributable to the deterioration in the credit and financial markets.  The impairment charges had no impact on cash or cash flow.

	Impact of Impairment for the three months ended December 31,		Impact of Impairment for the year ended December 31,

(Dollars in millions, except per share amounts)	2009	2008	2009	2008
Net income attributable to U.S. Cellular shareholders, excluding licenses impairments (1)	$21.1	$36.2	$224.7	$269.3
Loss on impairment of intangible assets related to licenses	(14.0)	(386.7)	(14.0)	(386.7)
Income tax benefit and noncontrolling interest impact of licenses impairments (1)	5.3	150.4	5.3	150.4
Impact of licenses impairments on net income attributable to U.S. Cellular shareholders (1)	(8.7)	(236.3)	(8.7)	(236.3)
Net income attributable to U.S. Cellular shareholders	$12.4	$(200.1)	$216.0	$33.0

Diluted earnings per share attributable to U.S. Cellular shareholders, excluding licenses impairments (1)	$0.24	$0.42	$2.58	$3.07
Impact of licenses impairments on diluted earnings (loss) per share attributable to U.S. Cellular shareholders (1)	(0.10)	(2.71)	(0.10)	(2.69)
Diluted earnings (loss) per share attributable to U.S. Cellular shareholders	$0.14	$(2.29)	$2.48	$0.38

(1)   These amounts are non-GAAP financial measures.  The purpose of presenting these measures is to provide information on the impact of losses on impairment related to licenses on results of operations.  Such impairments are discrete, significant amounts that impact the comparability of the results of operations, and U.S. Celluar believes it is useful to disclose these impacts.  The income tax and noncontrolling interest impact is calculated by allocating the losses on impairment to the respective consolidated subsidiaries, and applying the income tax rate and noncontrolling interest percentages applicable to these respective subsidiaries.

Guidance for year ending Dec. 31, 2010

This guidance represents the views of management as of Feb. 25, 2010, and should not be assumed to be accurate as of any other date.  There can be no assurance that final results will not differ materially from this guidance.  U.S. Cellular undertakes no legal duty to update such information, whether as a result of new information, future events, or otherwise.

Service Revenues	$3,975 - $4,075 million
Operating Income	$250 - $350 million
Depreciation, Amortization and Accretion (1)	Approx. $600 million
Capital Expenditures	Approx. $600 million

(1)    Includes losses on disposal of assets

Conference call information

U.S. Cellular will hold a conference call on Feb. 25, 2010 at 9:30 a.m. CST.

▪         Access the live call online at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67422&eventID=2754661 or on the Conference Calls page of www.uscellular.com.

▪         Access the call by phone at 866-871-4351 (US/Canada) and use conference ID #57950705.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of www.uscellular.com, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed. The call will be archived on the Conference Calls page of www.uscellular.com.

About U.S. Cellular

United States Cellular Corporation, the nation’s sixth-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to more than 6.1 million customers in 26 states. The Chicago-based company had 8,900 full-time equivalent associates as of Dec. 31, 2009. For more information about U.S. Cellular, visit www.uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully grow its markets; changes in the overall economy, competition, the state and federal telecommunications regulatory environment, and the value of assets and investments; adverse changes in the ratings afforded the company’s debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; risks and uncertainties relating to possible future restatements; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices and the mix of products and services offered by the company. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about U.S. Cellular, visit www.uscellular.com.

UNITED STATES CELLULAR CORPORATION SUMMARY OPERATING DATA

Quarter Ended	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Total population
Consolidated markets (1)(2)	89,712,000	85,118,000	83,726,000	83,726,000	83,014,000
Consolidated operating markets (1)	46,306,000	46,306,000	46,306,000	46,306,000	46,009,000
Market penetration at end of period
Consolidated markets (3)	6.8%	7.2%	7.4%	7.5%	7.5%
Consolidated operating markets (3)	13.3%	13.2%	13.3%	13.5%	13.5%
All customers
Total at end of period	6,141,000	6,131,000	6,155,000	6,243,000	6,196,000
Gross additions	399,000	386,000	317,000	404,000	395,000
Net additions (losses)	10,000	(24,000)	(88,000)	47,000	20,000
Retail customers
Total at end of period	5,744,000	5,705,000	5,711,000	5,770,000	5,707,000
Gross additions	354,000	351,000	286,000	366,000	352,000
Net postpay additions (losses)	26,000	8,000	(32,000)	60,000	41,000
Net prepay additions (losses)	13,000	(14,000)	(27,000)	3,000	(8,000)
Service revenue components (000s)
Retail service revenue	$867,765	$865,867	$871,209	$874,098	$860,503
Inbound roaming revenue	61,728	68,767	62,223	60,057	78,768
Other revenue	56,814	50,289	41,323	47,719	37,681
Total service revenues (000s)	$986,307	$984,923	$974,755	$981,874	$976,952

Divided by average customers (000s)	6,139	6,138	6,199	6,229	6,178
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit (4)	$53.55	$53.49	$52.41	$52.54	$52.71
Retail service revenue per unit (4)	$47.12	$47.02	$46.85	$46.78	$46.43
Inbound roaming revenue per unit (4)	$3.35	$3.73	$3.35	$3.21	$4.25
Other revenue per unit (4)	$3.08	$2.74	$2.21	$2.55	$2.03
Postpay churn rate (5)	1.6%	1.7%	1.7%	1.5%	1.6%
Capital expenditures (000s)	$189,000	$128,900	$91,200	$137,700	$190,000
Cell sites in service	7,279	7,161	7,043	6,942	6,877

(1)   Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).

(2)   Includes 4.5 million incremental population counts resulting from the licenses awarded to King Street Wireless L.P. in December 2009.

(3)   Calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(4)   Calculated by dividing the components of Service Revenues by the average customers and number of months in the quarter.

(5)   Calculated by dividing the total postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

UNITED STATES CELLULAR CORPORATION CONSOLIDATED STATEMENT OF OPERATIONS HIGHLIGHTS Three Months Ended December 31, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2009 (1)(2)	2008	Amount	Percent
Operating revenues
Service	$986,307	$976,952	$9,355	1%
Equipment sales	74,690	75,910	(1,220)	(2%)
Total operating revenues	1,060,997	1,052,862	8,135	1%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	196,350	198,916	(2,566)	(1%)
Cost of equipment sold	211,883	203,224	8,659	4%
Selling, general and administrative	471,403	442,873	28,530	6%
Depreciation, amortization and accretion	146,807	143,709	3,098	2%
Loss on impairment of intangible assets	14,000	386,653	(372,653)	(96%)
Loss on asset disposals, net	7,528	6,602	926	14%
Total operating expenses	1,047,971	1,381,977	(334,006)	(24%)

Operating income (loss)	13,026	(329,115)	342,141	>100%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	23,553	25,620	(2,067)	(8%)
Interest and dividend income	949	1,259	(310)	(25%)
Interest expense	(18,600)	(16,579)	(2,021)	(12%)
Other, net	259	160	99	62%
Total investment and other income (expense)	6,161	10,460	(4,299)	(41%)
Income (loss) before income taxes	19,187	(318,655)	337,842	>100%
Income tax expense (benefit)	2,582	(129,007)	131,589	>100%
Net income (loss)	16,605	(189,648)	206,253	>100%
Less: Net income attributable to noncontrolling interests, net of tax	(4,185)	(10,470)	6,285	60%
Net income (loss) attributable to U.S. Cellular shareholders	$12,420	$(200,118)	$212,538	>100%

Basic weighted average shares outstanding	86,719	87,340	(621)	(1%)
Basic earnings (loss) per share	$0.14	$(2.29)	$2.43	>100%

Diluted weighted average shares outstanding	87,087	87,340	(253)	—
Diluted earnings (loss) per share	$0.14	$(2.29)	$2.43	>100%

(1)    During the three months ended December 31, 2009, Operating expenses were reduced by a $7.1 million out-of-period adjustment to correct rent expense.  $6.1 million of this adjustment reduced System operations expense and $1.0 million reduced Selling, general and administrative expense.  Management does not believe that the adjustment is material to the current year or any prior year’s earnings, earnings trends or financial statement line items.  The adjustment was recorded in the three months ended December 31, 2009 and no prior periods were adjusted.

(2)   During the three months ended December 31, 2009, U.S. Cellular recorded adjustments that reduced System operations expense and increased Selling, general and administrative expense by $9.7 million and $11.6 million, respectively, to reflect revised estimates related to customer usage charges and bad debts expense.  The net of these adjustments was an increase to Operating expenses of $1.9 million during the three months ended December 31, 2009.

UNITED STATES CELLULAR CORPORATION CONSOLIDATED STATEMENT OF OPERATIONS HIGHLIGHTS Twelve Months Ended December 31, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2009 (1)	2008	Amount	Percent
Operating revenues
Service	$3,927,859	$3,940,326	$(12,467)	—
Equipment sales	286,752	302,859	(16,107)	(5%)
Total operating revenues	4,214,611	4,243,185	(28,574)	(1%)

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	796,617	784,057	12,560	2%
Cost of equipment sold	742,993	743,406	(413)	—
Selling, general and administrative	1,748,760	1,701,050	47,710	3%
Depreciation, amortization and accretion	570,658	576,931	(6,273)	(1%)
Loss on impairment of intangible assets	14,000	386,653	(372,653)	(96%)
Loss on asset disposals, net	15,176	23,378	(8,202)	(35%)
Total operating expenses	3,888,204	4,215,475	(327,271)	(8%)

Operating income	326,407	27,710	298,697	>100%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	96,800	91,981	4,819	5%
Interest and dividend income	3,597	5,730	(2,133)	(37%)
Gain on disposition of investments	—	16,628	(16,628)	N/M
Interest expense	(76,367)	(77,190)	823	1%
Other, net	1,442	1,269	173	14%
Total investment and other income (expense)	25,472	38,418	(12,946)	(34%)

Income before income taxes	351,879	66,128	285,751	>100%
Income tax expense	114,103	8,055	106,048	>100%
Net income	237,776	58,073	179,703	>100%
Less: Net income attributable to noncontrolling interests, net of tax	(21,768)	(25,083)	3,315	13%
Net income attributable to U.S. Cellular shareholders	$216,008	$32,990	$183,018	>100%

Basic weighted average shares outstanding	86,946	87,457	(511)	(1%)
Basic earnings per share	$2.48	$0.38	$2.10	>100%

Diluted weighted average shares outstanding	87,168	87,754	(586)	(1%)
Diluted earnings per share	$2.48	$0.38	$2.10	>100%

(1)   During the twelve months ended December 31, 2009, Operating expenses were reduced by a $6.5 million out-of-period adjustment to correct rent expense.  $5.8 million of this adjustment reduced System operations expense and $0.7 million reduced Selling, general and administrative expense.  Management does not believe that the adjustment is material to the current year or any prior year’s earnings, earnings trends or financial statement line items.  The adjustment was recorded in the twelve months ended December 31, 2009 and no prior periods were adjusted.

N/M – Percentage change not meaningful

UNITED STATES CELLULAR CORPORATION CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands)

ASSETS

	December 31, 2009	December 31, 2008
Current assets
Cash and cash equivalents	$294,411	$170,996
Accounts receivable from customers and other	421,528	419,619
Inventory	152,556	116,564
Prepaid income taxes	717	22,515
Prepaid expenses	63,463	51,645
Net deferred income tax asset	21,570	19,481
Other current assets	51,343	14,227
	1,005,588	815,047

Investments
Licenses	1,435,000	1,433,415
Goodwill	494,737	494,279
Customer lists, net	4,083	8,936
Investments in unconsolidated entities	161,481	156,637
Notes and interest receivable—long-term	4,214	4,297
	2,099,515	2,097,564

Property, plant and equipment
In service and under construction	5,884,307	5,884,383
Less: accumulated depreciation	3,282,969	3,264,007
	2,601,338	2,620,376

Other assets and deferred charges	38,776	33,055

Total assets	$5,745,217	$5,566,042

UNITED STATES CELLULAR CORPORATION CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	December 31, 2009	December 31, 2008
Current liabilities
Current portion of long-term debt	$76	$10,258
Accounts payable
Affiliated	14,732	9,613
Trade	296,288	248,785
Customer deposits and deferred revenues	143,760	151,082
Accrued taxes	34,583	17,643
Accrued compensation	62,242	55,969
Other current liabilities	92,884	108,533
	644,565	601,883

Deferred liabilities and credits
Net deferred income tax liability	513,994	478,106
Other deferred liabilities and credits	262,412	233,619
	776,406	711,725

Long-term debt	867,522	996,636

Commitments and contingencies

Noncontrolling interests with redemption features	727	589

Equity
U.S. Cellular shareholders’ equity
Common Shares, par value $1 per share	55,068	55,068
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,356,322	1,340,146
Treasury Shares	(69,616)	(50,258)
Retained earnings	2,029,516	1,828,680
Total U.S. Cellular shareholders’ equity	3,404,296	3,206,642

Noncontrolling interests	51,701	48,567

Total equity	3,455,997	3,255,209

Total liabilities and equity	$5,745,217	$5,566,042

UNITED STATES CELLULAR CORPORATION CONSOLIDATED STATEMENT OF CASH FLOWS Twelve Months Ended December 31, (Unaudited, dollars in thousands)

	2009	2008
Cash flows from operating activities
Net income	$237,776	$58,073
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	570,658	576,931
Bad debts expense	107,991	73,157
Stock-based compensation expense	16,362	15,122
Deferred income taxes, net	45,439	(83,121)
Equity in earnings of unconsolidated entities	(96,800)	(91,981)
Distributions from unconsolidated entities	91,105	91,845
Gain on disposition of investments	—	(16,628)
Loss on impairment of intangible assets	14,000	386,653
Loss on asset disposals, net	15,176	23,378
Noncash interest expense	2,442	1,772
Excess tax benefit from stock awards	(24)	(1,151)
Other operating activities	—	210
Changes in assets and liabilities from operations
Accounts receivable	(109,817)	(68,039)
Inventory	(35,992)	(15,563)
Accounts payable—trade	47,503	(4,572)
Accounts payable—affiliate	5,119	1,093
Customer deposits and deferred revenues	(7,323)	7,628
Accrued taxes	37,931	(34,699)
Accrued interest	(2,121)	—
Other assets and liabilities	(57,617)	2,669
	881,808	922,777

Cash flows from investing activities
Additions to property, plant and equipment	(546,758)	(585,590)
Proceeds from disposition of investments	—	16,690
Cash received from divestitures	50	6,838
Cash paid for acquisitions and licenses	(16,027)	(341,694)
Other investing activities	1,284	(271)
	(561,451)	(904,027)

Cash flows from financing activities
Borrowings from revolving credit facilities	—	100,000
Repayment of revolving credit facilities	—	(100,000)
Repayment of long-term debt	(140,236)	(3,039)
Common shares reissued, net of tax payments	(82)	(2,288)
Common shares repurchased	(33,585)	(28,366)
Excess tax benefit from stock awards	24	1,151
Payment of debt issuance costs	(4,421)	—
Distributions to noncontrolling interests	(18,426)	(19,676)
Other financing activities	(216)	(69)
	(196,942)	(52,287)

Net increase (decrease) in cash and cash equivalents	123,415	(33,537)

Cash and cash equivalents
Beginning of period	170,996	204,533
End of period	$294,411	$170,996